NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                September 27, 1995


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Holdings, Inc. (the "Company") will be held on Wednesday, September 27, 1995 at 9:00 a.m., local time, at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, for the purpose of considering and acting upon the following matters:

     1. To elect five directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

     2. To change the name of the Company to Pure World, Inc.; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

         Only stockholders of record at the close of business on August 24, 1995, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person, however, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even though you returned a Proxy.

                                       By Order of the Board of Directors

                                       /s/ John W. Galuchie, Jr.
                                       -----------------------------
                                       John W. Galuchie, Jr.
                                       Secretary

Date:  August 25, 1995

                               YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                              AMERICAN HOLDINGS, INC.
                                  376 MAIN STREET
                           BEDMINSTER, NEW JERSEY 07921
                                  (908) 234-9220
                             ------------------------

                                  PROXY STATEMENT

                    INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         This Proxy Statement is being furnished to the stockholders of American Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, September 27, 1995, at 9:00 a.m. at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-9220.

         These proxy solicitation materials are first being mailed on or about August 28, 1995 to all stockholders entitled to vote at the meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

         Only stockholders of record at the close of business on August 24, 1995 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 7,704,969 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

         Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock owned on the Record Date.

         Valid proxies will be voted in accordance with the instructions indicated thereon. In the absence of contrary instructions, shares represented by valid proxies will be voted FOR the proposal to elect as directors the five nominees listed under the caption "Election of Directors" and FOR the proposal to change the Company's name to Pure World, Inc. No other business is expected to come before the Annual Meeting but should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matter.

         Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering a written revocation or a new proxy bearing a later date to the Secretary of the Company, 376 Main Street, P. O. Box 74, Bedminster, New Jersey 07921, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute revocation of a proxy.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. An abstention will have the same effect as a negative vote, but broker "non- votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

RECENT DEVELOPMENTS

         Until August 1994, the Company was engaged in managing real estate related assets through its wholly-owned subsidiary, NorthCorp Realty Advisors, Inc. ("NorthCorp"). In July 1994, the Company distributed to its stockholders (the "Spin-off") approximately 4,000,000 of the 8,250,000 shares of NorthCorp's outstanding common stock ("NorthCorp Shares"). After the Spin-off, NorthCorp Shares commenced trading on the OTC Bulletin Board of the NASDAQ Stock Market, Inc. under the symbol ASET. In August, the Company sold virtually all of its remaining interest in NorthCorp to the principal owners of Crown Revenue
Services, Inc. ("Crown"), and Crown was reorganized as a subsidiary of NorthCorp. Crown is also a manager of real estate related assets.

     On January 3, 1995, one of the Company's wholly-owned subsidiaries merged (the "Merger") with Dr. Madis Laboratories, Inc. (subsequently renamed Madis Botanicals, Inc.), a New Jersey corporation located in South Hackensack, New Jersey. The surviving corporation, Madis Botanicals, Inc. ("Madis"), manufactures botanical extracts. Madis is currently owned 83% by the Company and 17% by the former shareholders of Madis. The Merger was effected in connection with a Plan of Reorganization (the "Plan") filed by the predecessor corporation (Dr. Madis Laboratories) in Chapter 11 proceedings under the Federal Bankruptcy

Law. Under the terms of the Merger, the Company financed the Plan which provided for the payment of $3.4 million to the Madis creditors, of which approximately $2.3 million was advanced by the Company and approximately $900,000 was paid by Madis from funds on hand. The balance of the predecessor corporation's indebtedness was assumed by the surviving corporation and will be paid as due from working capital or by the Company in the event of any deficiency.

         Madis had sales of approximately $6.0 million and income before reorganization expenses and income taxes of $731,000 in 1994. In 1993, Madis had sales of $5.2 million and income before reorganization expenses and income taxes of $594,000. The botanical extract industry is very competitive, but is not dominated to any significant degree by any large producers. Madis has been operating continuously in this industry since 1959 and has developed expertise in the manufacture of hundreds of botanical extracts. Madis products, sold throughout the world, include flavor extracts, enzymes and water soluble gums.

1.   ELECTION OF DIRECTORS (Proposal 1)

NOMINEES

         At the Annual Meeting, five directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of each nominee named below (each a "Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the shares represented by the enclosed proxy card will be voted for a substitute candidate selected by the Board of Directors.

         Certain information regarding each Nominee is set forth below.

                                   Position and Office                                                  Director
Name of Nominee         Age        Presently Held with Company       Since
-------------------     ---        ---------------------------       --------

Paul O. Koether         59         Chairman, President and           1988
                                    Director of the Company;
                                    Chairman of Madis

Richard M. Bossert      68         Director of the Company           1990

Mark W. Jaindl          35         Director of the Company           1994
                                    and director of Madis

Alfredo Mena            42         Director of the Company           1992

William Mahomes, Jr.    48         Director of the Company           1993


         There are no family relationships between any Nominee and/or the executive officers of the Company. Information concerning each nominee's business history and experience is set forth below.

         Paul O. Koether is principally engaged in the following businesses: (i) the Company, as Chairman since April 1988, President since April 1989, a director since March 1988, and for more than five years as the Chairman and President of Sun Equities Corporation ("Sun"), a private, closely-held corporation which is the Company's principal stockholder; (ii) as Chairman of Madis Botanicals, Inc., ("Madis") since January 1995 and as a director since December 1994; (iii) as Chairman and director since July 1987 and President since October 1990 of Kent Financial Services, Inc. ("Kent") which engages in various financial services, including the operation of a retail brokerage business through its wholly-owned subsidiary, T. R. Winston & Company, Inc. ("Winston") and the general partner since 1990 of Shamrock Associates, an investment partnership which is the principal stockholder of Kent; (iv) various positions with affiliates of Kent, including Chairman since 1990 and a registered representative since 1989 of Winston; and (v) since July 1992, as a director of American Metals Service, Inc., a former indirect majority-owned subsidiary of Kent which is currently seeking to acquire an operating business. Prior to August 1994, Mr. Koether also served as an officer and director of NorthCorp.

         Richard M. Bossert is a construction engineer. For more than the past six years, Mr. Bossert has been the President and Chief Operating Officer of Sawyert Corporation which is engaged in industrial and commercial site construction and development.

         Mark W. Jaindl has served as Senior Vice President of the Company from June 1992 until May 1995 and as a director since October 1994. He was Senior Vice President of Madis from December 1994 until May 1995 and a director since December 1994 and has served as a director of American Metals Service, Inc. since July 1992. Mr. Jaindl was a director of NorthCorp from June 1992 until September 1994 and was Interim President of NorthCorp from February 1994 until August 1994. From October 1991 to June 1992, he was self-employed as an investment consultant. From May 1982 to October 1991 and again since May 1995 he has served as Chief Financial Officer of Jaindl Farms, which is engaged in diversified businesses, including the operation of a 10,000-acre turkey farm, a mobile home park, a John Deere dealership and a grain operation. Mr. Jaindl also served as the Chief Financial Officer of Jaindl Land Company, a developer of residential, commercial and industrial properties in eastern Pennsylvania.

     Alfredo Mena has served as a director of the Company since July 1992. He has been the President of CIA. Salvadorena de Inversiones, S.A. de C.V. since 1986 and had served as its Director and General Manager from 1974 to 1986. CIA. Salvadorena de Inversiones, S.A. de C.V. is engaged in coffee growing, processing and exporting. Mr. Mena is a citizen of El Salvador.

         William Mahomes, Jr. is an attorney. Since 1994 he has been a partner of Locke Purnell Rain Harrell. From 1990 to 1994 he was a partner in the Dallas office of Baker & McKenzie. Prior to that, from 1987 to 1990, he served as Vice President and General Counsel of Pro-Line Corporation, which is engaged in the manufacture and distribution of hair care products. Mr. Mahomes currently serves on the Board of Directors of a variety of organizations, including the Bethlehem Foundation, The Salvation Army, MESBIC Financial Corporation, St. Philip's Academy, Dallas Black Chamber of Commerce, Dallas/Fort Worth International Airport and the Dallas Opera.

BOARD MEETINGS AND COMMITTEES

         The Board held three meetings during the fiscal year ended December 31, 1994 and otherwise acted by written consent. Each of the Company's directors attended all of the meetings of the Board of Directors.

         The Audit Committee, consisting of Richard M. Bossert and William Mahomes, Jr., did not meet during 1994. However, a meeting of the Audit Committee was held in early 1995 to review (i) the results of operations for the year ended December 31, 1994, (ii) internal controls and (iii) accounting procedures.

         The Company had no other standing committees which met during the fiscal year ended December 31, 1994.

DIRECTORS' FEES

         Each director who is not an employee of the Company receives a fee of $1,200 plus expenses for attending each meeting of the Board or a committee meeting. Aggregate directors' fees in fiscal 1994 were $10,800.


2.   CORPORATE NAME CHANGE (Proposal 2)

         The Company is proposing to change its name from "American Holdings, Inc." to "Pure World, Inc." The Company seeks to more clearly identify itself with the operations of its majority owned subsidiary by adopting the name "Pure World, Inc."

         The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to the Company's Certificate of Incorporation ("Certificate of Incorporation") and recommends that the stockholders approve the name change by adopting the following resolution:

          RESOLVED, that the Certificate of Incorporation be amended by deleting ARTICLE FIRST as currently in effect and substituting the following:

          FIRST:  The name of the corporation is Pure World, Inc.

         The affirmative vote of a majority of the Shares outstanding on the Record Date is required for approval of the Amendment. The proxies intend to vote the shares FOR approval, unless otherwise directed.


                                BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors,
  Nominees and Certain Stockholders

         The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and Nominee and by all current directors, Nominees and officers as a group:

                                       Number of Shares                   Approximate
Name and Address                       of Common Stock                      Percent
of Beneficial Owner                  Beneficially Owned(1)                 of Class
-------------------                  ---------------------                -----------

Paul O. Koether
211 Pennbrook Road
Far Hills, N.J. 07931                3,011,496(2)(3)                      37.01%

Sun Equities Corporation
376 Main Street
Bedminster, N.J.  07921              2,234,296                            27.46%

Richard Bossert
P. O. Box 209
Bedminster, N.J. 07921                  23,500                              *

Mark W. Jaindl
3150 Coffeetown Road
Orefield, PA. 18069                    145,720(4)                          1.79%

William Mahomes, Jr.
2200 Ross Avenue, Suite 2700
Dallas, Texas 75201                      7,500                              *

Alfredo Mena
P. O. Box 520656
Miami, Florida 33152                     9,500                              *

All directors and
officers as a group                  3,328,416(2)(5)                      40.91%

------------------------------

*Represents less than one percent.


     (1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in this footnote or in other footnotes below. Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within sixty days: Paul O. Koether (125,000 shares); Richard M. Bossert (22,500); William Mahomes, Jr. (7,500); Alfredo Mena (7,500); Mark W. Jaindl (62,500 shares); and all directors and officers as a group (292,500 shares).

     (2) Includes (1) 32,400 shares held by a trust for the benefit of Mr. Koether's daughter for which he serves as the sole trustee, and (2) 297,500 shares beneficially owned by his wife, including 100,000 shares owned by Emerald Partners of which she is the sole general partner and 2,000 shares owned by Sussex Group, Inc. of which she is the President, a director and controlling stockholder, 75,000 shares which she has the right to acquire upon exercise of stock options and 400 shares held in custodial accounts. Mr. Koether may also be deemed to be the beneficial owner of the 2,234,296 shares owned by Sun, of which Mr. Koether is a principal stockholder and Chairman, and 169,400 shares held in discretionary accounts of certain of his brokerage customers. Mr. Koether disclaims beneficial ownership of all of the foregoing shares.

     (3) Includes 40,000 shares owned by Winston. Mr. Koether is an officer and director of Winston and of Kent, Winston's parent company, and may be deemed the beneficial owner of such shares. Mr. Koether disclaims such beneficial ownership.

     (4) Includes 11,720 shares held in Mr. Jaindl's IRA account and 4,000 shares held by a trust for the benefit of his son, for which Mr. Jaindl serves as a trustee.

     (5) Pursuant to a Stock Purchase Agreement dated January 23, 1990, certain stockholders, including two former directors and a former officer of the Company and their affiliates, have agreed to vote the shares of Common Stock which they may continue to hold in favor of management proposals.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act and the regulations and rules promulgated thereunder require that the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Principal Owners"), (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the NASD and (ii) furnish copies of these filings to the Company.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them with respect to transactions during 1994.

                                EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 1994, 1993 and 1992, the compensation of any person who, as of December 31, 1994, was an Executive Officer of the Company with annual compensation in excess of $100,000 ("Executive Officers").


                               SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                    Annual Compensation(1)(2)          Compensation       Other (3)
                                 --------------------------------      ------------       ---------
Name and Principal Position      Year        Salary         Bonus        Options(#)
---------------------------      ----        ------         -----        ----------

Paul O. Koether                  1994        $215,000       $35,000             -         $    -
Chairman, President and          1993         215,000        50,000             -          2,473(3)
Chief Executive Officer          1992         187,500        30,000       200,000          2,250(3)

Mark W. Jaindl                   1994        $120,692       $25,000             -         $    -
Senior Vice President            1993         120,000        10,000             -              -
                                 1992          59,500        12,000        55,000              -



     (1) The Company has no bonus plan and no deferred compensation plan.

     (2) Certain Executive Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Executive Officers. Such amounts are excluded from the table.

     (3) Represents the amount of matching contributions made by the Company pursuant to a 401(k) plan.


OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 1994

     Under the Company's 1991 Non-Qualified Stock Option Plan (the "Plan"), non-qualified options to purchase up to an aggregate of 500,000 shares of the Company's Common Stock may be granted by the Board of Directors to officers, directors and employees of the Company, its subsidiaries or parent. The exercise price for the shares may not be less than the fair market value of the Common Stock on the date of grant. Options will expire five years from the date of grant and will be exercisable as to one-half of the shares on the date of grant and as to the other half, after the first anniversary of the date of grant, or at such other time, or in such other installments as may be determined by the Board of Directors or a committee thereof at the time of grant. The options are non-transferable (other than by will or by operation of the laws of descent) and are exercisable generally only while the holder is employed by the Company or by a subsidiary or parent of the Company or, in the event of the holder's death or permanent disability while employed by the Company, within one year after such death or disability.

     The Company granted 10,000 options pursuant to the Plan to one of its executive officers in 1994 at an exercise price of $1.3125 per share, which was the market value of the Company's common stock on the date of grant.

     The Board of Directors repriced Mr. Jaindl's stock options (the "Jaindl Stock Options") in August, 1994 to $1.3125, which was the market value of the Company's stock on the day of repricing, in connection with his performance as the former acting president of NorthCorp. From the date the Jaindl Stock Options were granted in December 1992 until August 1994, the market price of the Company's stock had declined from $2.625 to $1.3125. During this period Mr. Jaindl supervised the Company's investment in NorthCorp until the Spin-off and Merger in July and August 1994. The Board believed that Mr. Jaindl's efforts were integral to the successful Spin-off and Merger. To reward him for his outstanding service to the Company, the Jaindl Stock Options were re-priced.

     The Company terminated the NorthCorp Employees Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1994.

     The table below contains information concerning shares acquired on exercise and the fiscal year-end value of unexercised options held by the Executive Officers. During 1993, Mr. Koether acquired 100,000 shares through the exercise of stock options at a price of $1.75 per share.


                                         Fiscal Year-End Option Values
                     ----------------------------------------------------------------------
                                                                    Value of Unexercised
                       Number of Unexercised                         In-the-Money Options
                       Options at 12/31/94                               at 12/31/94
                     Exercisable/Unexercisable                    Exercisable/Unexercisable
                     -------------------------                    -------------------------

Paul O. Koether         100,000           -                        $     -       $    -

Mark W. Jaindl           55,000           -                          5,625            -




EMPLOYMENT AGREEMENTS

     In April 1990 the Company entered into an employment agreement (the "Agreement") with Mr. Koether, the Company's Chairman, for an initial three-year term commencing on April 1, 1990 (the "Effective Date") at an annual salary of $185,000 ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Effective Date. In December 1993, the Board of Directors voted to increase the Chairman's Base Salary to $215,000 effective December 1, 1993.

     The Chairman may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of (i) the Base Salary and any bonuses payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary and bonuses paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     In connection with the Madis acquisition, two executive officers of Madis were given employment agreements commencing January 3, 1995. The Chairman Emeritus of Madis entered into an employment contract with Madis for a three-year period at an annual salary of $100,000. The President of Madis entered into an employment agreement with Madis for a term of four years at an annual salary of $150,000. Both of the employment arrangements may be terminated for cause, as defined in the contract.

                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimbursed Sun approximately $72,000 and $91,000 in 1994 and 1993, respectively, for the Company's proportionate share of certain general and administrative expenses.

     Keck Mahin Cate & Koether ("KMCK") performed substantial legal work for the Company and its affiliates. Aggregate fees and expenses billed to the Company and its subsidiaries were approximately $198,000 in 1993. Natalie I. Koether, Esq., a former partner of KMCK, is the wife of the Chairman and President of the Company. Rosenman & Colin ("R&C") performed substantial legal work for the Company for which they billed the Company an aggregate of approximately $615,000 in 1994 and $119,000 in 1993. Mrs. Koether has been of Counsel to R&C since November 1993. The 1994 professional fees represented work performed in association with the distribution of NorthCorp's shares to the Company's stockholders; the sale of NorthCorp in August 1994 to Crown; the proxy contests undertaken in connection with one of the Company's investments; and the acquisition of Madis in the fourth quarter of 1994.

     In connection with the acquisition of NorthCorp in June 1992, the Company issued 80,000 shares of its common stock to Winston as a finder's fee. The transaction was introduced to the Company by an officer of Winston who was otherwise unaffiliated with the Company. Winston's parent company, Kent, may be deemed to be an affiliate of the Company. The Company paid brokerage commissions of approximately $51,000 in 1994 and $136,000 in 1993 to Winston in connection with the Company's purchases and sales of marketable securities.

     On February 11, 1993, the Company purchased 750,000 shares of its common stock (approximately 6.3 percent of the shares then outstanding) for an aggregate purchase price of $1,000,000 or approximately $1.33 per share. The seller was a stockholder of Sun.

     On September 22, 1993, the Company repurchased from the former owner of NorthCorp 1,000,000 shares of its common stock (approximately 9.3 percent of the shares then outstanding) for an aggregate purchase price of $2,175,000 or approximately $2.18 per share. The shares had been issued in June 1992 in connection with the acquisition of NorthCorp. The transaction was approved by a committee of the Board consisting of non-management members.

                               INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte") served as the Company's independent public accountants for the fiscal year ended December 31, 1994 and have been selected to serve as the Company's independent public accountants for the fiscal year ending December 31, 1995. Representatives of Deloitte will have the opportunity to make a statement at the Annual Meeting if they so desire. However, it is not expected that a representative of Deloitte will be present at the Annual Meeting to respond to questions should they arise.


                                   STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the proxy statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than May 31, 1996. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.


                                    ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 accompanies this Proxy Statement.

     Your cooperation in promptly marking, signing, dating and mailing the enclosed proxy card will be greatly appreciated.

                                         By Order of the Board of Directors


                                         /s/ Paul O. Koether
                                         -----------------------
                                         PAUL O. KOETHER
                                         Chairman and President

Dated:  August 25, 1995

                            AMERICAN HOLDINGS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 27, 1995


     The undersigned hereby appoints Paul O. Koether and John W. Galuchie, Jr., or either of them, as proxies with full power of substitution to vote all shares of common stock, par value $.01 per share, of American Holdings, Inc. which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Holdings, Inc. to be held on Wednesday, September 27, 1995, and at any adjournment(s), postponement(s) or continuation(s) thereof. The proxies are instructed as indicated below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s), postponement(s) or continuation(s) thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PERSONS NAMED ON THE REVERSE AS DIRECTORS, "FOR" ITEM 2 AND "FOR" SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

                 (to be continued and signed on the other side)

ITEM 1. To elect the nominees whose names appear below as directors for a term of one year or until their successors are duly elected and qualified:

_____ FOR all nominees listed below (except as marked to the contrary below)

_____ WITHHOLD

Nominees: Richard M. Bossert
          Mark W. Jaindl
          Paul O. Koether
          William Mahomes, Jr.
          Alfredo Mena

For, except vote withheld from the following nominee(s):

____________________________________________

ITEM 2. Proposal to change the Company's name to Pure World, Inc. by amending its Certificate of Incorporation.


_____ FOR

_____ AGAINST

_____ ABSTAIN


ITEM 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. A proxy submitted which either gives no direction or which "abstains" on all issues, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) __________________________________ Date_________________, 1995

Signature should agree with name(s) as printed on this proxy. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.